AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2004.
                                                      REGISTRATION NO. 333-77625
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             _____________________

                             ON-SITE SOURCING, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                             54-1648470
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             832 NORTH HENRY STREET
                           ALEXANDRIA, VIRGINIA 22314
          (Address of principal executive offices, including zip code)

                             1998 STOCK OPTION PLAN
                             1997 STOCK OPTION PLAN
                         AMENDED 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                  MARK E. HAWN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ON-SITE SOURCING, INC.
                             832 NORTH HENRY STREET
                           ALEXANDRIA, VIRGINIA 22314
                                (703) 276-6825
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           B. JOSEPH ALLEY, JR., ESQ.
                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                          1201 W. PEACHTREE STREET, NW
                             ATLANTA, GA 30309-3450
                                 (404) 873-8688


________________________________________________________________________________

                       DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-77625 (the "Registration Statement"), of On-Site Sourcing, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on May 3, 1999. The Registration Statement registered 700,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for sale pursuant to the 1998 Stock Option Plan, 500,000 shares of Common Stock for sale pursuant to the 1997 Stock Option Plan, and 242,000 shares of Common Stock for sale pursuant to the Amended 1996 Stock Option Plan.

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the Common Stock registered, but unsold, under the Registration Statement.

                                     PART II

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 24th day of February, 2004.

                       ON-SITE SOURCING, INC.


                       By: /s/ Mark E. Hawn
                          ---------------------------------------
                          Name:  Mark E. Hawn
                          Title: President and Chief Executive Officer
                                 (Principal Executive, Financial and
                                  Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of February, 2004.


SIGNATURE                                       TITLE
---------                                       -----

/s/ Mark E. Hawn                                Director, President & Chief Executive  Officer
------------------------------------            (Principal Executive, Financial and Accounting Officer)
Mark E. Hawn


------------------------------------            Director
Frank H. DiCristina

/s/ Anthony J. Mannino
------------------------------------            Director
Anthony J. Mannino

/s/ Harold Brooks
------------------------------------            Director
Harold Brooks

